Exhibit 10.4


                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is entered into this 10th day of September 2002 by and between SLS International, Inc. ("The Company"), and Art Malone Jr. ("Consultant").

                                    RECITALS
                                    --------

A. Consultant, through the expenditure of considerable money, time and effort, has created and developed, and is continuing to improve an efficient system for providing his services (The "Services") to private and public companies.

B. The company desires to obtain the assistance of Consultant, and Consultant is willing to provide such assistance, with respect to the Service.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged by each of the parties. The Company and Consultant hereby agree as follows:

1. APPOINTMENT AS CONSULTANT/SCOPE OF SERVICES. The Company hereby engages Consultant in connection with the Services. Consultant hereby agrees to perform such consulting services upon the terms and conditions hereinafter set forth.

2.TERM. This Agreement shall be for a period of 6 months commencing as of the date of this agreement. Company agrees that any relationships introduced to the Company Directly or Indirectly through the efforts of the Consultant, shall not be contacted nor any Business Dealings be had without the Consultant being informed. These terms shall last for a period of 3 years.

3.SERVICES OF THE CONSULTANT: Consultant agrees that during the term of this agreement, unless this agreement is sooner terminated pursuant to its terms, consultant shall perform the Services agreed, including more specifically those services described below (a) attached hereto and incorporated herein by reference (collectively "The Services"). The parties agree that the work performed by Consultant will be governed by the general terms and conditions of this agreement, which will be controlling, (b) Consultant agrees to introduce institutions, marketing programs, and other resources to the company for the purpose of advancing the Company in its executive summary and business plan. Consultant also will attempt to identify others that may such as potential board members, as well as officers.

4. COMPENSATION: As compensation for Consultant's services as a consultant pursuant hereto, the Company agrees to pay Consultant a total of 500,000 shares of restricted stock, 250,000 shares upon the signing of this Agreement and another 250,000 shares upon the consummation or signing of a celebrity brought directly or indirectly by consultant but was a result of his efforts. The Company agrees to register all or part of any shares in possession of Consultant at the time of any registrations or filings of securities done by Company. This Agreement shall be for 6 months and renewable any time before the 6 month period. The Company agrees to give the Consultant a warrant package also.

5. EXPENSES: Consultant shall be responsible for any and all of its expenses incurred in connection with the performance of the services.

6. RELATIONSHIP OF THE PARTIES: Consultant under this agreement is and shall act as an independent contractor, and not an agent, servant or employee of the Company. Nothing in this agreement shall be construed to imply that the Consultant or its agents, servants or employees are officers or employees of the Company. Consultant shall assume full resume full responsibility to and for all of its agents and employees under any federal, state or local laws or regulations regarding employees hability, workers compensation, unemployment insurance, income tax withholding and authorization for employment as well as any other acts laws, or regulations, of similar import. Consultant hereby acknowledges and agrees that it shall have no authority to enter into any contract or agreement or to bind the company except as specifically provided herein and that in connection with the performance with the services it shall have no authority to make any representation of any kind.

7. NON-DISCLOSURE COVENANT: (a) Consultant covenants and agrees that it will not, at any time during the term of this Agreement or at any time thereafter communicate or disclose at any person, or use for its own account or for the account of any other person, without the prior written consent of The Company any confidential knowledge or information concerning any trade secret or confidential information concerning the business and affairs of the Company or any of its affiliates acquired by the Consultant during the terms of this agreement. Consultant will not deliver reproduce, or in any way allow such information or documents to be delivered by it or any person or entity outside the Consultant without duly authorized specific direction or consent of the Company. (b) Company covenants and agrees that it will not, at any time during the term of the Agreement, or at any time thereafter, communicate or disclose to any person, or use for its own account or for the account of any person, without the prior written consent of the Consultant, any confidential knowledge or information concerning any trade secret or confidential information concerning the business and affair of the Consultant or any of its affiliates acquired by the Company during the term of this agreement, including the names of the investors identified or introduced by Consultant.

8. REPRESENTATIONS AND WARRANTS OF THE CONSULTANT: Consultant hereby represents and warrants as of the date hereof each of the following: (a) Consultant has the power and authority to enter this agreement and to carry out its obligations hereunder. The execution and delivery of this agreement by the Consultant and the consummation by the Company of the transaction contemplated hereby have been duly authorized by Consultant, and no other action on the part of the Consultant is necessary to authorize this agreement and such transaction. (c) The Consultant is not nor has he ever been a Licensed Broker or Broker Dealer.

9. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: Company hereby represents and warrants as of the date hereof each of the following: (a) The Company has the requisite corporate power and authority to enter into the agreement and to carry out its obligations hereunder. The execution and delivery of this agreement by the Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this agreement and such transaction.

10. NOTICES: Any notice of communication to be given under the terms of this agreement shall be in writing and delivered in person or deposited certified or registered, in the United States mail, postage prepaid, addressed as follows:

If to Consultant:

                                 Art Malone Jr.
                            6143 Lake Lindero Drive
                                Agoura, CA 91301
                              Phone: 805-445-9149
                              Fax:   805-445-0070


If to Company:

                         SLS International Corporation
                               3119 South Scenic
                          Springfield, Missouri 65807
                              Phone: 417-883-4549

13. ENTIRE AGREEMENT: This agreement constitutes and embodies the full and complete understanding and agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior understandings whether oral or in writing and may not be modified except by writing signed by the Parties therto.

14. ARBITRATION: The parties shall resolve any disputes arising hereunder before a panel of three arbitrators selected to pursuant to and run in accordance with the rules of the American Arbitration Association. The arbitration shall be held in Ventura County. Each party shall bear their own attorney's fees and costs of such arbitration. Disputes under this agreement as well of the terms and conditions of the Agreement shall be governed in accordance with and by the laws of the State of California (without regard to its conflicts of law principles). The successful party in the arbitration proceedings shall be entitled to seek an award of reasonable attorney's fees from the Arbitrators.

IN WITNESS WHEREOF, This Consultant Agreement has been executed as of the day and year first written below.


Company:


/s/ John Gott                              Date: 9/17/02
-------------------------                        -------
John Gott, Chairman, Pres.


Consultant:

/s/ Art Malone Jr.                         Date: 9/17/02
-------------------------                        -------
Art Malone Jr., Chairman/President